N939936 Exhibit 10.3

100 Rupees ۱۰۰ روپیہ

Agreement

This agreement is signed on Friday *day of* 09 – 12 – December, *2022,* *between* ***Elite Sports Pakistan (PVT) Ltd.*** *(Hereinafter referred as Party A) and* ***K2 Gamer (PVT) Ltd.*** *(Hereinafter referred as Party B)*

That both the parties to this agreement have willfully mutually agreed: -

1. That the Party "A" shall relinquish, turnover & grant its rights in lieu of commercial or as well as any rights pertaining to eSports which have already been signed by the Party "A", its associates or any of its contracts with the ***"Inter University Consortium for the Promotion of Social Sciences0, Pakistan" (IUCPSS)***
2. That the management of the Party "A" has agreed to work in union with the Party "B", in order to establish and form a successful eSports business all over Pakistan.
3. That all the rights related to eSports shall be relinquished/ turned over until the Gamer Pakistan Inc. is operational.
4. That in case if Gamer Pakistan Inc. or eSports Exclusive Inc. ceases to subsist, then all the eSports rights shall be given back to the Party "A".
5. That Party "B" willfully allows Gamer Pakistan Inc. and eSports to have an exclusive copy of the board contract that is dully signed by the players.

PARTY – "A"

M. Jamal Qureshi
Elite Sports Pakistan (PVT) Ltd.

ATTESTED

PARTY- "B"

Ms. Shifa Benish K2 Gamer Pvt. Limited
K2 Gamer (PVT) Ltd

WITNESS-1

M. Javed

12/12/2022

WITNESS-2

M. Sohail Qureshi